UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                           Date of Report May 20, 2004
                        (Date of earliest event reported)

                               PLANGRAPHICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                      0-14273                84-0868815
       --------                      -------                ----------
       (State of                   (Commission            (IRS Employer
     incorporation)                File Number)         Identification No.)


                    112 East Main Street, Frankfort, KY 40601
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (720) 851-0716





              -----------------------------------------------------
             (Former Name and address, if changed since last report)

ITEM 5. Other Events.

Registrant reports the following information of interest to shareholders and investors:


     1. Delay of required SEC reports. On February 12, 2004, PlanGraphics, Inc. ("PlanGraphics") filed a Current Report on Form 8-K reporting a further delay in bringing its required SEC filings current. PlanGraphics is presently experiencing reduced cashflows resulting from delayed payments of amounts due from several significant customers. While the situation is expected to improve soon, PlanGraphics does not currently have sufficient funds available for payment of its fiscal year 2003 audit fees, required for completion of the SEC report filing process for fiscal year 2003 and the filing of the first two quarterly reports on Form 10-QSB for fiscal year 2004 that were due in February and May 2004.

     2. Goodwill Impairment. The testing for goodwill impairment has been completed by our third party valuation expert, as well as the determination of the amount of impairment under SFAS 142 to the $3.9 million of goodwill carried on PlanGraphics' balance sheet at September 30, 2003. Impairment of the goodwill has been calculated at $1,169,844 and will result in the reduction of goodwill and, accordingly, the book value of the company will decrease by this amount. Concurrently, a non-cash adjustment to the income statement in the same amount will be reflected as an operating loss. The future prospects and potential of PlanGraphics remain unaffected by these entries.

     3. Backlog. Recent contract awards bring PlanGraphics' backlog up to a total of $16.5 million. Of that total, approximately $12.4 million is funded. At September 30, 2003 approximately $8.7 of backlog was funded from a total of $17 million.


The foregoing contains forward-looking statements related to filing the delayed annual and quarterly reports, goodwill impairment and backlogs that are subject to certain contingencies and uncertainties. Such forward-looking statements are not guarantees of future performance, and are based on numerous assumptions about future actions, transactions or results that may differ materially from presently anticipated events, transactions or results indicated and are included in the "safe harbor" provided by the Private Securities Litigation Reform Act of 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PLANGRAPHICS, INC.
                                  (Registrant)


May 25, 2004                    /S/ Fred Beisser
                                ----------------
                                (Signature)
                                Frederick G. Beisser
                                Senior Vice President - Finance
                                Secretary, Treasurer and Principal Accounting
                                Officer